January 22, 2007

Perficient, Inc.
1120 S. Capital of Texas Highway
Building 3, Suite 220
Austin, Texas 78746

Re:	Perficient, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Perficient, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission. The Registration Statement relates to the resale of 1,394,727 shares of the Company’s common stock, $0.001 par value (the “Secondary Common Stock”), by the persons and/or entities named as Selling Stockholders in the Registration Statement.

Before rendering this opinion letter, we have examined such certificates, instruments and documents, reviewed such questions of law and made such other investigations as we considered necessary or appropriate for the purposes of this opinion letter.

In making our examination, we have assumed that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted as certified or photostatic copies conform to the originals thereof.

Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the shares of Secondary Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

This opinion letter is limited in all respects to the laws of the State of Delaware. We express no opinion as to, and for the purposes of the opinion set forth herein we have conducted no investigation of, any other laws.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	2801 Via Fortuna, Suite 100, Austin, TX 78746-7568 Tel 512.542.8400 Fax 512.542.8612 www.velaw.com

Perficient, Inc. January 22, 2007 Page 2

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued hereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

VINSON & ELKINS L.L.P.